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EXHIBIT 10.6

                                 PROMISSORY NOTE

$100,000.00                                               Fort Bragg, California

                                December 30, 1990

In consideration of a loan of funds, at such times as hereinafter stated, Thanksgiving Coffee Company, Inc. (hereinafter referred to as the "Undersigned") promises to pay to Paul and Joan Katzeff, husband and wife, or order (hereinafter referred to as the "Holder"), the amount of One Hundred Thousand Dollars Even ($100,000.00) (hereinafter referred to as the "Principal") plus interest on the outstanding Principal balance commencing at 12% annual interest in interest only payments due on the first day of each month commencing February 1, 1991. This note is due in full six months after demand on the Undersigned by the Holder. All such interest shall be calculated from the date hereof until payment in full of the outstanding Principal, computed on the basis of a three hundred sixty (360) day year and actual days elapsed. In all events and whether demand be made or not, all accrued and unpaid interest and all unpaid Principal due hereunder shall be paid in full on the fifth anniversary of the execution of this Note.

This Note may be prepaid in whole or in part at any time without penalty.

Payments shall be made in lawful currency of the United States of America to the Holder in Fort Bragg, California or at such other reasonable place as may be designated from time to time by the Holder.

If any portion of any payment due hereunder is not paid within ten (10) days of the due date, a late charge equal to 6% of such unpaid amount shall be added to the total amount then due hereunder. This paragraph does not authorize late payment and shall not limit the Holder's right, under this Note, or otherwise, to compel prompt performance of the Undersigned's obligations and to declare a default if any payment due is late. Any failure to completely and timely perform any provision hereof shall constitute a default hereunder.

Upon any default hereunder, the Undersigned agrees to add to the Principal all costs of collection and attorneys' fees incurred in collecting this Note, or in connection with the curing of any default under this Note or in exercising any judicial or nonjudicial remedies available to the Holder.

Each payment received shall be credited in the following order: late payment charges; collection costs; attorneys' fees; interest; and Principal to the extent of any balance. On payment of any portion of Principal, interest shall cease accruing against the amount so credited to Principal.

If any default hereunder should occur, the Undersigned agrees that all accrued interest and all Principal shall immediately become due and payable on 5 days notice of default. Protest is waived.

This note contains all of the understandings, conditions and promises made between the Undersigned and the original payee of this Note. The obligations due under this Note are not affected by the terms of any other agreement between the parties hereto. All modifications must be in writing.

In witness whereof, the Undersigned have executed and delivered this Promissory Note on the first date written above and acknowledge that this Note consists of two pages.


Thanksgiving Coffee Company, Inc., a California Corporation

By: /s/Joan Katzeff
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Its: President

/s/Paul Katzeff
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Paul Katzeff

/s/Joan Katzeff
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Joan Katzeff